Proxy


                                 TEHAMA BANCORP
                       Solicited by the Board of Directors
              for the Special Meeting of Shareholders, ______, 2000

     The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Tehama Bancorp and the accompanying Proxy Statement/Prospectus dated ____, 2000, and revoking any Proxy heretofore given, hereby constitutes and appoints ______ and ______ and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of Tehama Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Tehama Bancorp, to be held at the Red Bluff Community & Senior Center, 1500 S. Jackson Street, Red Bluff, California 96080 on ______, ______, 2000, at ____ or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement/Prospectus and to vote according to their discretion on all matters which may be properly presented for action at the meeting or any adjournments thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING
ITEMS:

     1. Approval of the Agreement with Humboldt Bancorp. To approve and adopt the principal terms of the Plan of Reorganization and Merger Agreement dated as of September 20, 2000, between Humboldt Bancorp and Tehama Bancorp, and the transactions contemplated by the agreement, including the merger of Tehama Bancorp with Humboldt Bancorp and the conversion of each outstanding share of Tehama Bancorp common stock into 1.775 shares of Humboldt Bancorp common stock.

               | |                    | |            | |
               FOR                  AGAINST        ABSTAIN

     2. In their discretion, to transact such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE PLAN OF REORGANIZATION AND MERGER AGREEMENT BETWEEN HUMBOLDT BANCORP AND TEHAMA BANCORP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED.

SHAREHOLDER(S)                          NO. OF COMMON SHARES

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Date: _______________, 2000


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Please date and sign exactly as your name(s) appears.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

I/we do / / or do not / / expect to attend this meeting.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.